                                                                   Exhibit 10.14

AGREEMENT OF FUXIN BANK & AMERICA ARKI NETWORK MANAGEMENT FUXIN CO., LTD.
ISSUING JOINT CARD

Party A: Fuxin Bank (the "Fuxin")

Party B: America Arki Network Management Fuxin Co., Ltd. (the "Arki")

1. THE ISSUANCE OF THE JOINT CARD

     a.   The name of the card is called Fuxin Bank CCM Joint Consuming Card
          (the `Card').

     b.   Fuxin is responsible to accept applications and issue cards. The design of the card will be agreed by both parties. Fuxin bears the costs of card design and issuance.

     c.   The card is the asset of Fuxin and Fuxin has the right to terminate or cancel the account of the Card.

     d.   The Card is issued to individual.

     e.   The card is a debit card without the expiration date.

     f.   The design of the card will be agreed by both parties. Fuxin bears the costs of card design and issuance.

     g.   Fuxin is responsible to open a clearing account for each card holder.

2. USE THE JOINT CARD

     a.   The card shall be used in according to the "Funxin Bank RMB Debit Card
          Articles" and related regulation of debit card.

     b.   Fuxin is responsible for providing settlement service to card holders, including settle transaction amounts, calculate interest, sending out the statements, and charging the related financial fees.

     c.   The Card has all the features of a debit card, which also receive all preferential policies provided by both parties.

3. THE PREFERENTIAL POLICIES PROVIDED BY BOTH PARTIES

     a.   The card holders receive all the preferential policies provided by the
          Arki as a member.

4. MARKETING
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5. RESPONSIBILITIES OF EACH PARTY

     The Arki's responsibilities:

     a.   Open clearing accounts in any branches of Fuxin bank;

     b.   All settlements need to go through the accounts in Fuxin bank;

     c.   Develop marketing programs for the CCM membership card;

     The Fuxin's responsibilities:

     a.   Provide detailed consuming information of the card holder for Arki to calculate the customer rewards.

     b.   Provide office facilities and quick access to settlements for the
          Arki.

6. DATA EXCHANGE

     a.   On a monthly basis (daily if applicable) Fuxin provides Arki with the consuming information of the Card, including consuming account, name, amount, POS vendor and etc.

     b.   On a monthly basis, Fuxin provides Arki with the information of card holder additions or decrease, including card holder name, ID number and account number.

     c.   Arki provides Fuxin with the preferential policies to the card holders and the contractual vendor information.

7. PRIVACY POLICY

8. AMENDMENT TO THE AGREEMENT

9. NON-COMPETITION POLICY

     Within the period of the agreement, Fuxin cannot issue the joint card with the competitor of Arki and Arki cannot issue joint card with the competitor of Fuxin.

10. APPLIED LAW

11. DISPUTE

12. TERMS OF THE AGREEMENT

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     The term of the agreement is 2 years and is effective at agreement date.
     The Agreement will be automatically renew for 1 year at the expiration date if there is no disagreement from each party at that date.

13. TERMINATION OF THE AGREEMENT

     If one party is going to terminate the agreement, need to give the other party 12 months notice in writing.

Date: January 10, 2011.

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